Exhibit 99.1

Microbot Medical Reveals Successful Short Term Follow Up Outcomes from its Pivotal Pre-Clinical Study

Follow up visual examination three days after the procedures using the LIBERTY Robotic Surgical System, confirms 100% success rate in reaching the targets with no adverse events.

BRAINTREE, Mass., October 31, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Robotic Surgical System, today announces additional updates regarding positive outcomes of its previously announced pivotal pre-clinical study using the LIBERTY Robotic Surgical System.

The pivotal study was conducted by three leading interventional radiologists that utilized the LIBERTY Robotic Surgical System to reach a total of 48 animal targets. In a series of visual testing, preformed 72 hours following each procedure, examination of the animals treated with the LIBERTY Robotic Surgical System showed no visual evidence of vascular injury or any other visual adverse event.

This new data follows the recently announced successful initial outcomes from the pivotal pre-clinical study. A total of 6 LIBERTY Systems were used in the study, each was used to reach a total of 8 targets. All 6 LIBERTY Systems performed flawlessly based on the initial outcomes, with 100% usability and technical success. No acute adverse events or complications were visually observed intra-operative.

The Company expects to receive the comprehensive final report later this quarter. Subject to the final report, and the completion of the verification and validation (V&V) process, the Company plans on submitting the Investigational Device Exemption (IDE) application to the FDA, in order to commence its pivotal clinical trial in humans.

“ We are excited to share additional positive outcomes of our pivotal pre-clinical study. The absence of any visual evidence of vascular injury in the follow-up examination after 72 hours continues to reaffirm the safety and effectiveness of our technology. This milestone, together with the advancement of the verification and validation process, bring us one step closer to the submission of the IDE and commencing our pivotal clinical trial in humans.” said Simon Sharon, Microbot’s GM & CTO.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, such as employees of Microbot and its vendors and business partners being called to active military duty, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com